CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Western Asset Global High Income Fund Inc. of our report dated July 19, 2024, relating to the financial statements and financial highlights, which appears in Western Asset Global High Income Fund Inc.’s Annual Report on Form N-CSR for the year ended May 31, 2024. We also consent to the reference to us under the heading “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 9, 2024

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